Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 2022 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Global Engine Group Holding Limited for the fiscal year ended June 30, 2024.

/s/ Friedman LLP

New York, New York

August 8, 2025